As filed with the Securities and Exchange Commission on June 22, 2000
                                                  Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------
                     THE CORPORATE EXECUTIVE BOARD COMPANY
            (Exact Name of Registrant as Specified in Its Charter)

        Delaware                 2000 Pennsylvania Avenue,     52-2056410
(State or Other Jurisdiction     N.W. Washington, D.C. 20006 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

             (Address of Principal Executive Offices Including Zip Code)

                              -------------------

                     THE CORPORATE EXECUTIVE BOARD COMPANY
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                              -------------------

                                                           Copies to:
           Clay M. Whitson                           Ronald O. Mueller, Esq.
The Corporate Executive Board Company              Gibson, Dunn & Crutcher LLP
   2000 Pennsylvania Avenue, N.W.                  1050 Connecticut Avenue, N.W.
        Washington, D.C. 20006                        Washington, D.C. 20036
                                                           (202) 955-8500

                    (Name and Address of Agent For Service)

                              -------------------

                                (202) 777-5000
         (Telephone Number, Including Area Code, of Agent For Service)

                              -------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                              Proposed Maximum      Proposed Maximum
Title of Securities       Amount to be         Offering Price          Aggregate             Amount of
to be Registered        Registered/(1)/        Per Share/(2)/     Offering Price/(2)/     Registration Fee
------------------------------------------------------------------------------------------------------------
 Common Stock, par       525,000 shares             N/A               $28,153,125             $7,432.43
 value $0.01 per
 share
------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there is also being registered such additional Common Stock that become available under the foregoing plans in connection with certain changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding Shares are converted or exchanged.
(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 based upon the average high and low prices for the Common Stock on June 16, 2000, which was $53.625.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information requested in Part I of this Registration Statement is included in the prospectus for the Employee Stock Purchase Plan, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission ("Commission") are hereby incorporated by reference into this Registration Statement:

     1. The Corporate Executive Board Company's Annual Report on Form 10-K for the year ended December 31, 1999.

     2. The Corporate Executive Board Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     3. The description of the Common Stock set forth in the Registrant's Registration Statement on Form 8-A (File No. 000-24799), filed with the Commission on August 13, 1998, under which the Registrant registered the Shares under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     All reports and other documents that the Registrant subsequently files with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Registrant's file number with the Commission is 000-24799.

Item 4.  Description of Securities.

              Inapplicable.

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Item 5.  Interests of Named Experts and Counsel.

              Inapplicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the Delaware General Corporation Law further provides that
(i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith;
(ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation provides that a director shall not be liable to The Corporate

Executive Board Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. In addition, our Bylaws contain provisions indemnifying the directors, officers, employees and agents of The Corporate Executive Board Company to the fullest extent permitted by the Delaware General Corporation Law. Any indemnification under our Bylaws is subject to a prior determination by a majority of the directors of The Corporate Executive Board Company who are not party to the underlying action that the person seeking indemnification has met the applicable standard of conduct.

        Under the provisions of our Bylaws, expenses incurred by an officer or director in defending a civil or criminal suit or proceeding shall be paid by The Corporate Executive Board Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified.

        We may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability which may be asserted against such person.

        We have obtained a $10 million policy of directors' and officers' liability insurance.

Item 7. Exemption from Registration Claimed.

             Inapplicable.

Item 8. Exhibits.

Exhibit No.         Description
-----------         ------------------------------------------------------------

4.1 Second Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State on February 18, 1999, incorporated herein by reference to
                    Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-59833 )

4.2 Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-59833)

5.1                 Opinion of Gibson, Dunn & Crutcher, LLP

23.1                Consent of Gibson, Dunn & Crutcher, LLP (contained in
                    Exhibit 5.1)

23.2                Consent of Independent Public Accountants

24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

(1)     The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 21st day of June, 2000.

                     THE CORPORATE EXECUTIVE BOARD COMPANY



                     By:  /s/ James J. McGonigle
                        ---------------------------
                     Name:  James J. McGonigle
                     Title: Chief Executive Officer


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints James J. McGonigle and Clay M. Whitson, and each of them severally as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.



Name and Signature           Title                            Date
-------------------------    ----------------------------     ------------------
  /s/ Jeffrey D. Zients      Chairman of the Board of         April 28, 2000
---------------------------  Directors
Jeffrey D. Zients



  /s/ James J. McGonigle     Chief Executive Officer and      April 28, 2000
---------------------------  Director
James J. McGonigle           (Principal Executive Officer)


  /s/ Clay M. Whitson        Chief Financial Officer          April 28, 2000
---------------------------  (Principal Financial Officer and
Clay M. Whitson              Principal Accounting Officer)

  /s/ Michael A. D'Amato     Director                         April 28, 2000
---------------------------
Michael A. D'Amato


  /s/ Robert C. Hall         Director                         April 28, 2000
---------------------------
Robert C. Hall


  /s/ David W. Kenny         Director                         April 28, 2000
---------------------------
David W. Kenny


  /s/ Stephen G. Pagliuca    Director                         April 28, 2000
---------------------------
Stephen G. Pagliuca


  /s/ Harold L. Siebert      Director                         April 28, 2000
---------------------------
Harold L. Siebert

                                 EXHIBIT INDEX

                                                                 Sequentially
Exhibit No.                       Description                    Numbered Page
-----------  -----------------------------------------------     -------------

4.1          Second Amended and Restated Certificate of          N/A
             Incorporation of the Registrant as filed with the Secretary of State on February 18, 1999, incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-59833)

4.2          Amended and Restated Bylaws of the Registrant,      N/A
             incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-59833)

5.1          Opinion of Gibson, Dunn & Crutcher, LLP              9

23.1         Consent of Gibson, Dunn & Crutcher, LLP             N/A
             (contained in Exhibit 5.1)

23.2         Consent of Independent Public Accountants           10

24.1         Power of Attorney (included on the signature        N/A
             page of this Registration Statement)